Exhibit 10.16.4

NINTH AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (the “Ninth Amendment”) is made as of April 14, 2008 between ARIAD Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and David Berstein, Esq. (the “Employee”).

The Company and the Employee previously entered into an Employment Agreement dated as of August 1, 1993 as previously amended (the “Agreement”), and the parties hereto desire further to amend certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the promises set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree further to amend the Agreement as follows:

I.	Employment, Duties and Acceptance:

The final sentence of Section 1.1 shall be replaced with the following:
“As of May 1, 2008, the Employee’s title shall be Senior Vice President and Chief Intellectual Property Officer.”

II.	Consulting Period:

The Agreement shall be amended by the inclusion of a new Section 15, as follows:

Employee and the Company acknowledge and agree that from September 1, 2007 until April 30, 2008, the Employee was on leave from his regular, full-time employment with the Company (hereafter, the “Consulting Period”).  During the Consulting Period, the Employee rendered part-time services to the Company as an independent Consultant in matters relating to intellectual property, while he was also employed with Tempo Pharmaceuticals, Inc.  The parties agree that the Employee’s covenants under the Agreement remained in full force and effect during the Consulting Period, and the Employee acknowledges that the Company has compensated him fully for all services rendered during the Consulting Period.  The parties agree that the Employee will re-join the Company on a full-time basis as of May 1, 2008.  It is further agreed that all stock, stock options, restricted stock awards or units, similar equity rights and deferred compensation performance awards granted to the Employee shall continue to vest on their original schedules and remain fully exercisable through their original terms with all rights.

III.           Except as modified by this Ninth Amendment, the Agreement remains in full force and effect.

ARIAD PHARMACEUTICALS, INC.

By:	/s/ Harvey J. Berger

Harvey J. Berger, M.D.
Chairman and Chief Executive Officer

EMPLOYEE

/s/ David L. Berstein

David L. Berstein, Esq.